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                                                                   EXHIBIT 23.3






                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated August 1, 1997 relating to the consolidated financial statements of Curtice Burns Foods, Inc. (Successor Company), appearing on page 21 of the Annual Report on Form 10-K of Curtice Burns Foods, Inc. for the year ended June 28, 1997. We also consent to the application of such report to the related Financial Statement Schedule for the fiscal years ended June 28, 1997 and June 29, 1996 and the period from November 4, 1994 to June 25, 1995 listed under Item 14(a) of Curtice Burns Foods, Inc.'s Annual Report on Form 10-K for the year ended June 28, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Rochester, New York
September 16, 1997